Exhibit 99.1

Press Release Contact: Julie K. Gottlieb Vice President, Investor Relations +1 203 406 3825 julie.gottlieb@moorewallace.com www.moorewallace.com

MOORE WALLACE DELIVERS
PROFITABILITY GROWTH AND STRONG CASH FLOW

Integration on Track and Meeting Objectives

MISSISSAUGA, ONTARIO & NEW YORK, NY – October 29, 2003 –Moore Wallace Incorporated (NYSE:MWI) (TSX:MWI) today reported financial results for its third quarter ended September 30, 2003. Third quarter sales totaled $828.9 million with GAAP (Canadian Generally Accepted Accounting Principles) net earnings of $26.0 million, or $0.16 per diluted share for the third quarter. (All dollar amounts discussed in this press release are in U.S. currency.)

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information, which excludes acquisition-related charges, restructuring and restructuring-related charges, and gains on asset disposals, is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an important indicator of business performance, and management’s effectiveness is evaluated with specific reference to these indicators. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the tables below. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

On May 15, 2003, the Company merged with Wallace Computer Services, Inc., a leading provider of comprehensive print management solutions. The differences in the operating results of the Company in 2003 versus 2002 are primarily due to this merger.

Non-GAAP net earnings for the third quarter of 2003 were $40.3 million, or $0.25 per diluted share. Non-GAAP net earnings include a $23.4 million adjustment on a before-tax basis, which consists of $12.1 million for acquisition-related items, and $12.0 million in restructuring and restructuring-related charges, partially offset by a $0.7 million benefit included in investment and other income.

GAAP income from operations was $51.0 million, or 6.2% of sales. These results were unfavorably affected by acquisition-related items and restructuring actions taken as a result of the merger. Non-GAAP income from operations was $75.2 million, or 9.1% of sales.

Mark A. Angelson, Moore Wallace’s Chief Executive Officer, said, “We are pleased to have delivered another solid quarter, exceeding our earnings expectations and generating strong cash flow. This gives us continued confidence that our core strategy for the creation of shareholder value is working.

“This marks the first full quarter of combined operations since the May 15 closing of the merger with Wallace. The integration is on track and meeting our objectives. During the quarter, we consolidated additional facilities and effected additional personnel reductions in line with our original plan. We are capitalizing upon our size and scale, gaining greater operating efficiencies, and building our position as one of the industry’s lowest cost operators. We are achieving further benefits from our integration activities, specifically, cost containment, asset rationalization, productivity enhancements, vendor consolidation, and streamlined supply chain management.”

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Moore Wallace Announces 3Q03 Results
October 29, 2003

Business Overview

In addition to traditional business forms, the Company’s Forms & Labels business includes labels, supplies and print fulfillment. The Company’s forms business continued to experience some softness in revenue, as it remains challenged by the economic environment and competitive pricing pressure.

The Outsourcing business is comprised of the Company’s customized, high-volume, variably imaged statement mailings and electronic statements and associated database services. Outsourcing continued to perform very well from both a revenue and profit perspective, due primarily to increased outsourcing of invoice and statement preparation by corporations.

The Company’s Commercial Print business includes commercial print, direct mail and warehouse inventory management products. Moderate strength in direct mail was offset by a modest decline in technical publications.

Angelson said, “We are pleased with the performance and operating income generated by all three of our business segments, particularly in light of a difficult economy and a challenging industry environment. As expected, we saw some softness in our top line from the disruptive impact of shifting work and personnel from closed plants to other facilities, but we have succeeded in taking appropriate measures to ensure that we met or exceeded our earnings goals.” Including the combined results of Moore and Wallace operations, third quarter net sales declined 3.5% year over year, while profit increased 26.9%.

Asset Management

The Company continued to strengthen its balance sheet by paying down debt ahead of schedule during the quarter, lowering leverage ratios and reducing its net debt position to $872.6 million from $918.2 million at the end of June. (Total debt was $923.3 million on September 30, 2003, and $952.8 million on June 30, 2003.) (1)

Outlook

For the fourth quarter of fiscal 2003, Moore Wallace is targeting non-GAAP earnings per diluted share of approximately $0.30.

Non-GAAP earnings exclude unusual items that the Company does not expect to occur in the ordinary course of business, or are unrelated to the ongoing operations of the business. These items include acquisition-related charges, restructuring and restructuring-related charges that are currently not determinable; and for that reason, the Company is unable to provide GAAP earnings estimates at this time.

Conference Call

Moore Wallace will hold a conference call to discuss the third-quarter results on Thursday, October 30, 2003, at 10:00 am (Eastern Time). The Company will provide a live webcast of the earnings conference call, which can be accessed via the Internet at www.moorewallace.com (“Investor Relations”). For those unable to participate on the live call, a replay will be archived on the Company’s web site for 30 days after the call.

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(1)	The Company defines net debt as total debt less cash and cash equivalents plus bank indebtedness (overdrafts). On September 30, 2003, total debt was $923.3 million, cash and cash equivalents $117.1 million, and bank indebtedness $66.4 million. On June 30, total debt was $952.8 million, cash and cash equivalents $65.9 million, and bank

Moore Wallace Announces 3Q03 Results
October 29, 2003

indebtedness $31.3 million.

Moore Wallace Announces 3Q03 Results
October 29, 2003

About Moore Wallace

Moore Wallace is a leading single-source provider of print management and outsourced communications, delivering to its customers one of the widest array of products and services at one of the lowest total costs. The Company operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial Print. The Forms and Labels business designs, manufactures and sells paper-based and electronic business forms and labels and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume variably imaged print and mail, electronic statement and database management services. The Commercial Print business produces high-quality, multi-color personalized business communications and provides direct marketing services, including project, database and list management services. For more information, visit the Company’s web site at www.moorewallace.com.

Use of Forward-Looking Statements

This earnings release contains statements, including, but not limited to, a discussion of the Company’s business outlook, that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements are based on current expectations and do not include the potential impact of any business risks, opportunities or developments, market conditions or exchange rate fluctuations that may occur after September 30, 2003. Forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties. Actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition, competitive pressures (including price competition) and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Readers are also strongly encouraged to read the full cautionary statements included in the Company’s SEC filings available at www.sec.gov, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the Company’s Canadian regulatory filings available at www.sedar.com. The Company disclaims any obligation to update the forward-looking statements contained herein. The Audit Committee of Moore Wallace’s Board of Directors has reviewed this press release.

[3 pages of financial tables and notes follow this release]

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Moore Wallace Announces 3Q03 Results
October 29, 2003

Reconciliation of GAAP Net Earnings to Non-GAAP Net Earnings
U.S. Currency (000’s)
(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	Sept. 30, 2003	Sept. 30, 2003

GAAP Net Earnings	$25,996	$74,047
Fair market value of inventory and backlog	—	38,590
Acquisition-related charges	12,149	12,149
Restructuring and restructuring-related charges	12,010	15,839

Total non-GAAP adjustments to income from operations	24,159	66,578
Pre-acquisition interest and financing fees related to merger (1)	—	13,435
Write-off of deferred financing fees related to pre-acquisition refinanced debt	—	7,493
Extinguishment of derivative related to pre-acquisition refinanced debt	(727)	4,440
Gain on fixed asset disposals, net	—	(1,173)

	(727)	24,195

Total non-GAAP adjustments to earnings before taxes	23,432	90,773
Income tax adjustment (2)	(9,116)	(75,769)

Non-GAAP Net Earnings	$40,312	$89,051

(1)	$9.4 million of interest expense for the nine months ended September 30, 2003 is attributable to interest, deferred issue cost amortization, and discount amortization related to the financing of the merger with Wallace Computer Services, Inc. before closing on May 15, 2003. Additionally, $4.0 million of bridge financing commitment fees was paid at closing of the aforementioned merger.

(2)	Amount represents the tax effect of the reconciling items and an adjustment to reflect the Company’s expected effective tax rate of 32%.

Moore Wallace Announces 3Q03 Results
October 29, 2003

Moore Wallace Incorporated
Consolidated Statements of Earnings
For the three months ended September 30, 2003 and 2002
U.S. Currency (000’s), except shares and earnings per share
(Unaudited)

	2003	ADJUSTMENTS	2003	2002
	GAAP	TO NON-GAAP	NON-GAAP	GAAP

Sales	$828,895	$—	$828,895	$486,767

Cost of sales	585,234	(2,971)	582,263	333,900
Selling, general and administrative expenses	143,728	(9,178)	134,550	103,370
Restructuring provision	10,633	(10,633)	—	—
Depreciation and amortization	38,293	(1,377)	36,916	20,916

	777,888	(24,159)	753,729	458,186

Income from operations	51,007	24,159	75,166	28,581

Investment and other income (expense)	(82)	(727)	(809)	5,581
Interest expense, net	14,640	—	14,640	3,612
Debt settlement expense, net	—	—	—	16,746

	14,640	—	14,640	20,358

Earnings before income taxes and minority interest	36,285	23,432	59,717	13,804

Income tax expense (recovery)	9,993	9,116	19,109	(3,777)
Minority interest	296	—	296	83

Net earnings	$25,996	$14,316	$40,312	$17,498

Per share data:
EARNINGS PER SHARE (Basic)	$0.16		$0.26	$0.16
AVERAGE SHARES OUTSTANDING (Basic) (in 000’s)	157,702		157,702	111,392

EARNINGS PER SHARE (Diluted)	$0.16		$0.25	$0.15
AVERAGE SHARES OUTSTANDING (Diluted) (in 000’s)	158,475		158,475	113,403

NOTE:

Non-GAAP results are not considered to be in accordance with GAAP and are not intended to be an indicator of future operating performance and may not be comparable to pro forma results of other entities.

Moore Wallace Announces 3Q03 Results
October 29, 2003

Moore Wallace Incorporated
Consolidated Statements of Earnings
For the nine months ended September 30, 2003 and 2002
U.S. Currency (000’s), except shares and earnings per share
(Unaudited)

	2003	ADJUSTMENTS	2003	2002
	GAAP	TO NON-GAAP	NON-GAAP	GAAP

Sales	$1,990,111	$—	$1,990,111	$1,516,059

Cost of sales	1,416,325	(41,561)	1,374,764	1,036,672
Selling, general and administrative expenses	373,999	(9,178)	364,821	340,717
Restructuring provision	12,330	(12,330)	—	—
Depreciation and amortization	92,058	(3,509)	88,549	65,578

	1,894,712	(66,578)	1,828,134	1,442,967

Income from operations	95,399	66,578	161,977	73,092

Investment and other income (expense)	(5,409)	3,267	(2,142)	4,936
Interest expense, net	27,588	—	27,588	8,965
Pre-acquisition interest expense and financing fees, net	13,435	(13,435)	—	—
Write-off deferred financing fees and debt settlement expense	7,493	(7,493)	—	16,746

	48,516	(20,928)	27,588	25,711

Earnings before income taxes and minority interest	41,474	90,773	132,247	52,317

Income tax expense (recovery)	(33,451)	75,769	42,318	6,503
Minority interest	878	—	878	577

Net earnings	$74,047	$15,004	$89,051	$45,237

Per share data:
EARNINGS PER SHARE (Basic)	$0.55		$0.66	$0.41
AVERAGE SHARES OUTSTANDING (Basic) (in 000’s)	135,189		135,189	111,568

EARNINGS PER SHARE (Diluted)	$0.54		$0.65	$0.40
AVERAGE SHARES OUTSTANDING (Diluted) (in 000’s)	135,977		135,977	113,885

NOTE:

Moore Wallace Announces 3Q03 Results
October 29, 2003

Non-GAAP results are not considered to be in accordance with GAAP and are not intended to be an indicator of future operating performance and may not be comparable to pro forma results of other entities.